UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

MEDIWARE INFORMATION SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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THOMA BRAVO ACQUISITION OF MEDIWARE

EMPLOYEE FAQ

(Questions & Answers)

Q: What was announced and what is a merger agreement?

A: Mediware has signed a definitive agreement to be acquired by Thoma Bravo, a leading private equity firm. The merger agreement is a technical description of the company ownership but essentially Thoma Bravo will buy all existing Mediware shares, delist us from the Nasdaq exchange, and make us a privately company owned by Thoma Bravo. Shareholders will be given $22 for every share owned.

Q: Who is Thoma Bravo and why did they acquire Mediware?

A: Thoma Bravo has been providing equity and strategic support to experienced management teams of growing companies for more than 30 years. With a strong track record in the software and technology industry, Thoma Bravo focuses on creating value by partnering with company management to transform successful businesses into larger, more profitable and rapidly growing businesses through operational improvements and strategic add-on acquisitions. Thoma Bravo saw Mediware as an attractive investment opportunity, with a strong portfolio of products and a talented team.

Q: What does this mean for us as a company?

A: At the simplest level, the change will have no impact on operations and it will be business as usual. The “acquisition” means that Thoma will replace the investment of our current investors, shareholders and board of directors. Mediware, and all our subsidiaries, will continue to operate as independent entities and our existing management team will continue in their current roles.

Q: Will there be any changes to Mediware’s product strategies or day-to-day operations?

A: Our product strategies will remain in place as is. Thoma Bravo has been impressed by our effectiveness as we have grown the business, launched new products and acquired new interests. Expect our current focus and activities to continue.

Q: Is the Mediware management team changing?

A: No. Thoma Bravo’s investment is not simply in the products but also in the management team that has led the way to that success. The team’s roles will remain the same after the close.

Q: Is my job at risk?

A: No. The acquisition is an investment in our growth and future and part of what attracted Thoma Bravo to Mediware is the performance of our product groups and people.

Q: Why is this good for Mediware?

A: Mediware has been a solid performer and our consistent growth over the past five years is an indicator of our strength and effectiveness. While we have solid financials and a strong cash position, Thoma Bravo has the financial resources and specialized skill sets that can help accelerate our growth. With their assistance we potentially could pursue larger transaction on a more aggressive timeline.

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Q: What does this mean for our customers?

A: Again, we do not expect there to be any change in our day to day business. We will continue to operate with the same ethics and values, and deliver the same great products and services. The ownership of Mediware has simply changed from one set of investors to another.

Q: Will there be any change to my employment agreement, benefits or vacation?

A: We do not expect there to be any changes to any of these. You will continue to be an employee of Mediware and eligible for all the benefits you currently have.

Q: When is the acquisition expected to be finalized?

A: We expect the process to be completed by December 31, 2012.

Information regarding the solicitation of proxies

In connection with the proposed transaction, we will file a proxy statement and relevant documents concerning the proposed transaction with the Securities and Exchange Commission relating to the solicitation of proxies to vote at a special meeting of shareholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to our shareholders in advance of the special meeting. Our shareholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about us and our company and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and other relevant documents filed by us with the SEC (when available) at the SEC’s website at www.sec.gov. Mediware and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from our shareholders in respect of the proposed transaction. Information about our directors and executive officers and their respective interests in our company by security holdings or otherwise is set forth in our proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the merger when it becomes available. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at our Investor Relations Web site at: www.mediware.com/investors.

Forward-Looking Statements

Certain statements in this document may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as the same may be amended from time to time (the "Act") and are intended to be covered by the safe harbor created thereby. Such forward-looking statements are not necessarily based on historical facts and involve known and unknown risks, uncertainties and other factors which may cause our actual results to be materially different from any future results expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to those disclosed in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We do not intend to, and undertake no obligation to, update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time. We regularly posts important information to the investor relations section of our website.

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